Exhibit 23.1

Jaspers + Hall, PC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

December 27, 2005

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

RE: Internet Acquisition Group, Inc. – SB-2/A

Dear Sir/Madame:

We hereby consent to the reference in this Registration Statement on Form SB-2/A of our report dated July 11, 2005 on our audit of the financial statements of Internet Acquisition Group, Inc. for the period January 16, 2004 (date of inception) to December 31, 2004, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado